EXHIBIT 99.1

BOOKS-A-MILLION  News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:     Richard S. Wallington
             Chief Financial Officer
             (205) 942-3737


              BOOKS-A-MILLION, INC. ANNOUNCES FIRST QUARTER RESULTS
              ------------------------------------------------------
                      Comparable Store Sales Increase 3.6%


     BIRMINGHAM, Ala. (May 16, 2005) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the first quarter ended April 30, 2005. Net sales for the 13-week period increased 4.7% to $113.0 million from sales of $107.9 million in the year-earlier period. Although comparable store sales increased during the quarter, net income decreased to $1.1 million, or $0.06 per diluted share, compared to net income of $1.2 million, or $0.07 per diluted share, in the year-earlier period. The first quarter results were impacted primarily by higher store selling costs due to increased staffing to improve customer service, a permanent shift of inventory counting costs to the first quarter from later quarters in the year and increased new store opening costs due to opening four stores during the quarter compared to no new stores opened in the first quarter of fiscal 2005.

         Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "We are very pleased with our results for the quarter, which were driven by strong sales in almost all of our key book categories. Among the best performing categories were fiction, children's, cooking, inspirational, teen interest and humor. Bestselling titles included Nicholas Spark's True Believer, Rick Warren's The Purpose Driven Life, Joel Osteen's Your Best Life Now and James Patterson's Honeymoon. Bargain books, our Joe Muggs cafes and our gift category also registered positive comparable store sales gains for the quarter.

         "The second quarter should prove exciting with the release of Harry Potter and The Half Blood Prince on July 16th," Cochran continued. "Our entire team is working hard to build on the positive trends of recent months, to maintain fiscal and operational discipline, and to remain focused on our goals to improve margins and inventory management for the year."

         The Company expects to report net income of $0.08 to $0.10 per diluted share for the second quarter of fiscal 2006 versus last year's second quarter net income of $0.06 per diluted share. Excluding the gain from insurance recoveries that will be recorded in fiscal 2006, the Company is increasing its earnings guidance for fiscal 2006 to $0.69 to $0.71 per diluted share from the previous guidance of $0.67 to $0.69 per diluted share. Projected net income for the year, including the one-time insurance gain, is $0.72 to $0.76 per diluted share.

         Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 207 stores in 19 states and the District of Columbia. The Company operates four distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama.

                                    BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Financial Highlights
                      (In thousands, except per share data)


                                                          13 Weeks Ended
                                                     April 30,        May 1,
                                                       2005            2004
                                                    -----------    -----------
NET SALES                                          $   113,004    $   107,913
 Cost of sales
  (including warehouse,
   distribution and
   store occupancy costs)                            81,342         77,725
                                                   -----------    -----------
GROSS PROFIT                                         31,662         30,188
   Operating, selling
   and administrative expenses                       25,596         23,070
   Depreciation and amortization                      3,938          4,623
                                                   -----------    -----------
OPERATING INCOME                                      2,128          2,495
   Interest expense, net                                384            518
                                                   -----------    -----------
INCOME FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES                       1,744          1,977
   Income tax provision                                 663            752
                                                   -----------    -----------
INCOME FROM CONTINUING OPERATIONS                     1,081          1,225
DISCONTINUED OPERATIONS:
   (Loss) income from
    discontinued operations
   (including loss on disposal)                         (34)             4
   Income tax benefit (provision)                        13             (1)
                                                   -----------    -----------
(LOSS) INCOME FROM DISCONTINUED
 OPERATIONS                                             (21)             3
                                                   ------------   -----------

NET INCOME                                           $1,060         $1,228
                                                    ===========    ===========

NET INCOME PER COMMON SHARE:
Basic:
   Income from continuing operations                  $0.07         $0.07
   Loss from discontinued operations                  (0.00)        (0.00)
                                                   -----------    -----------
   Net income                                         $0.07          $0.07
                                                   ===========    ===========

Diluted:
   Income from continuing operations                  $0.06           $0.07
   Loss from discontinued operations                  (0.00)          (0.00)
                                                   ----------     -----------
   Net income                                         $0.06           $0.07
                                                   ==========     ===========

Weighted average shares outstanding:
   Basic                                             16,201         16,445
                                                  ===========    ===========
   Diluted                                           16,922         17,213
                                                  ===========    ===========


     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.